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                           Atlantic-Pacific Glendale,
                                     L.L.C.

                                      23.1

                        Certificate of Limited Liability
                                     Company
                              Filed August 22, 1997
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                            CERTIFICATE OF FORMATION

                                       OF

                        ATLANTIC-PACIFIC GLENDALE, L.L.C.


         1. The name of the limited liability company is Atlantic-Pacific Glendale, L.L.C.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Atlantic-Pacific Glendale, L.L.C. this 22nd day of August, 1997.


                                         --------------------------------------
                                         Stephen J. Skuris,  Authorized Person